SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest
Event Reported): June 18, 2004

WJ COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-31337

DELAWARE	94-1402710
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 River Oaks Parkway, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 577-6200

(Registrant’s telephone number, including area code)

Item 5.                                                           Other Events

On June 18, 2004, WJ Communications, Inc., (the “Company”) completed its acquisition of the wireless infrastructure business and associated assets from privately-held EiC Corporation, a California corporation.  A copy of the press release issued by the Registrant concerning the foregoing transaction is attached to this report as Exhibit 99.1.

Item 7.                                                           Financial Statements and Exhibits

(c) Exhibits

99.1                           Press Release dated June 21, 2004 announcing that the Company had completed its acquisition of the wireless infrastructure business and associated assets from privately-held EiC Corporation, a California corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WJ COMMUNICATIONS, INC.

By:	/s/ FRED J. KRUPICA
Fred J. Krupica
Chief Financial Officer
(principal financial officer)

Dated:  June 21, 2004